UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report: May 8, 2018
(Date of earliest event reported)

CafePress Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

11909 Shelbyville Road, Louisville, Kentucky 40243 (Address of principal executive offices, including zipcode)

(502) 995-2229 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 8, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Meeting”). There were 16,950,353 shares of common stock entitled to vote at the Annual Meeting of Stockholders, of which 15,581,152 (91.92%) shares were voted in person or by proxy. At the Meeting the Company’s stockholders:

(1) elected two (2) Class III directors to terms of three (3) years each;

(2) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accountants for 2018;

(3) approved the executive compensation of the Company's named executive officers; and

(4)	approved future non-binding advisory votes on executive compensation on an annual basis.

Set forth below are the number of votes cast with respect to each of the matters submitted for vote at the Meeting.

(1)    Election of Directors in Class III

Nominee	For	Withheld	Broker Non-Votes
Anthony C. Allen (Class III)	10,661,764	283,915	4,635,473
Kenneth T. McBride (Class III)	10,638,917	306,762	4,635,473

(2)    Ratification of Appointment of Independent Registered Public Accountants

For	Against	Abstentions	Broker Non-Votes
15,159,292	185,571	236,289	—

(3)    Approval of Executive Compensation of Named Executive Officers

For	Against	Abstentions	Broker Non-Votes
10,433,924	112,968	397,787	4,635,473

(4)    Approval of Future Non-Binding Votes on Executive Compensation on an annual basis

1 Year	2 Years	3 Years	Withhold/Abstain
10,646,415	4,350	46,533	248,381

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
May 9, 2018	/s/ Ekumene M. Lysonge By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary